UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 11, 2013

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46600 Deep Woods Road, Paisley, Florida 32767
(Address of principal executive offices)

386-943-8358
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

ITEM 4.01.   Change in Registrant’s Certifying Accountant

(1)           Previous Independent Auditors:

a.
The Registrant (the “Company”) has been advised that, effective January 1, 2013, Pender Newkirk & Company LLP (“Pender Newkirk”) has discontinued its audit practice and that the partners and employees of Pender Newkirk have joined the firm of Warren Averett, LLC.  Warren Averett will serve as the Company’s principal independent auditing firm. The decision to retain Warren Averett as the Company’s principal independent auditing firm has been approved by the Company’s Board of Directors (and Audit Committee).

b.
Pender Newkirk’s reports on the financial statements of the Company for its last two fiscal years ended December 31, 2011 and 2010 did not contain an adverse or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:  In the Company’s Annual Report on Form 10-K for the years ending December 31, 2011 and 2010, the Audit Report regarding the Company’s audited financial statements for the years ending December 31, 2011 and 2010 contained an explanatory paragraph regarding the significant doubt about the Company’s ability to continue as a going concern due to net loss, accumulated deficit, and working capital deficit.

c.
During the time that the reports were issued and the interim period in which Pender Newkirk served as the Company’s independent auditor, there were no disagreement(s) with Pender Newkirk on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Pender Newkirk, would have caused Pender Newkirk to make reference to the subject matter of such disagreement(s) in connection with its audit report.

d.
In accordance with Item 304(a)(3) of Regulations S-K, the Company has provided Pender Newkirk with a copy of the disclosures contained herein and provided Pender Newkirk with an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein.  Pender Newkirk has advised the Company that it has reviewed this filing and agrees with the responses, and has provided a letter addressed to the SEC in response to Item 304(a) of Regulation S-K annexed hereto as Exhibit 16.1.

(2)           New Independent Accountants

a.
The Company’s Board of Directors (and Audit Committee) has elected to retain Warren Averett as its new principal independent auditing firm as of January 8, 2013.  The Company has not consulted with Warren Averett regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

b.
The Company has provided Warren Averett with a copy of the disclosures contained herein and provided Warren Averett, LLC with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein.  Warren Averett has advised the Company that is has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: January 11, 2013	/s/ Michael H. Rouse
Michael H. Rouse, CEO

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